UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)	20016 (Zip Code)

Registrant’s telephone number, including area code:
202-752-7000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 6, 2006, Fannie Mae (formally the Federal National Mortgage Association) filed its Annual Report on Form 10-K for the year ended December 31, 2004. Part III of the 2004 Form 10-K contains compensation and related information for our mostly highly compensated executive officers during 2004. This Form 8-K contains compensation and related information for our mostly highly compensated executive officers during 2005.

Executive Compensation

The following tables provide, for the periods stated, compensation information for our Chief Executive Officer and our four other most highly compensated executive officers during 2005, whom we refer to as the “covered executives.” Much of the information in the tables below has been previously provided in Form 8-Ks we have filed. Information regarding 2005 salaries and bonuses (including the cash portion of what we refer to as variable long-term incentive awards), restricted stock awards and long-term incentive plan payouts for most of the covered executives appeared in Form 8-Ks we filed with the SEC on January 21, 2005, November 10, 2005 and February 10, 2006.

Summary Compensation Table

The following table shows summary compensation information for the covered executives for 2005, 2004 and 2003.

					Long Term Compensation
		Annual Compensation(1)			Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Awards	Options /	Payouts	Compensation
Principal Position	Year	($)	($)(2)	($)(3)	($)(4)	SARs(#)	($)(5)	($)(6)

Daniel Mudd	2005	908,121	2,591,875	89,389	9,487,221	—	—	66,150
President and	2004	743,895	—	20,615	5,524,381	—	—	43,200
Chief Executive Officer	2003	714,063	1,288,189	125,822	—	105,749	4,674,015	10,167
Robert Levin	2005	678,442	3,918,750	19,070	4,269,702	—	—	39,215
Executive Vice President —	2004	590,923	—	17,288	3,125,480	—	—	39,015
Chief Business Officer	2003	567,706	801,237	851	227,789	100,613	2,706,381	10,024
Michael Williams	2005	532,624	3,014,770	14,050	3,361,496	—	—	30,804
Executive Vice President —	2004	495,169	—	12,823	2,194,110	—	—	30,604
Chief Operating Officer	2003	471,415	663,129	717	—	73,880	1,274,349	8,302
Peter Niculescu	2005	512,130	1,795,154	10,586	1,797,643	—	—	25,601
Executive Vice President —	2004	454,538	—	9,143	1,994,111	—	—	25,401
Capital Markets	2003	425,000	489,224	632	—	59,425	789,673	7,330
Thomas Lund(7)	2005	411,336	1,791,900	7,911	1,724,476	—	—	18,348
Executive Vice President —
Single-Family Mortgage Business

(1)	Our executive compensation program is designed to tie a large portion of each officer’s total compensation to performance, including since 2005 our performance against non-financial metrics relating to our controls, culture and mission. An executive officer’s bonus generally is designed to reflect corporate and individual performance for the previous year. See also footnote (5) for information about long-term compensation. “Salary” includes annual salary deferred to later years. “Bonus” includes amounts earned during the year under the Annual Incentive Plan. “Bonus” for 2005 also includes a $300,000 cash award for Mr. Lund that is payable 20% in 2005, 30% in 2006, and 50% in 2007. It also includes the cash portion of what we refer to as the variable long-term incentive award for the 2005 performance year for the covered executives in the following amounts: Mr. Mudd — $0; Mr. Levin — $2,103,750; Mr. Williams — $1,656,270; Mr. Niculescu — $885,720; and Mr. Lund — $698,940. This cash portion is payable at a rate of 25% per year over four years. The restricted stock portion of this award is reported under “Restricted Stock Awards.”

(2)	In January 2005, our Board of Directors and Compensation Committee determined that no cash bonuses would be paid to officers at the level of senior vice president or above for 2004. We disclosed this in our January 21, 2005 Form 8-K.

(3)	“Other Annual Compensation” in 2005 includes $25,240 for tax counseling and financial planning services for Mr. Mudd and $27,752 for legal advice for Mr. Mudd in connection with entering into his employment agreement, and a gross-up for taxable income on insurance coverage provided by the company for the covered executives in the following amounts: Mr. Mudd — $32,869; Mr. Levin — $19,070; Mr. Williams — $14,050; Mr. Niculescu — $10,586; and Mr. Lund — $7,911. “Other Annual Compensation” in 2004 includes a gross-up for taxable income on insurance coverage provided by the company for the covered executives in the following amounts: Mr. Mudd — $20,615; Mr. Levin — $17,288; Mr. Williams — $12,823; and Mr. Niculescu — $9,143. “Other Annual Compensation” in 2003 for Mr. Mudd includes $80,400 for club membership fees agreed to by us in connection with recruiting him from his prior employment and $32,093 for residential security services. It also includes a gross-up for taxable income on insurance coverage provided by the company for the covered executives in the following amounts: Mr. Mudd — $1,066; Mr. Levin — $851; Mr. Williams — $717; and Mr. Niculescu — $632.

(4)	Restricted stock awards made in March of 2006 are reported as compensation for 2005 and vest over four years in equal annual installments. Mr. Mudd also received a restricted stock award of 31,766 shares in November 2005 in connection with entering into an employment agreement with us. These shares vest in three equal annual installments beginning in March 2006. Restricted stock awards and, in the case of Mr. Mudd, restricted stock unit awards made in March of 2005 are reported as compensation for 2004 and vest over three years in equal annual installments. Dividends are paid on restricted common stock and dividend equivalents are paid on restricted stock units at the same rate as dividends on unrestricted common stock. As of December 31, 2005, the covered executives held a number of shares of unvested restricted common stock and restricted stock units with an aggregate value based on the closing price on December 30, 2005 as follows: Mr. Mudd — 127,476 shares and units, $6,222,104; Mr. Levin — 56,339 shares, $2,749,907; Mr. Williams — 38,013 shares, $1,855,415; Mr. Niculescu — 35,548 shares, $1,735,098; and Mr. Lund — 18,949 shares, $924,901.

(5)	“LTIP Payouts” relate to annual awards entitling executives to receive shares of common stock based upon and subject to our meeting corporate performance objectives over three-year periods. Generally, the Compensation Committee of our Board of Directors determines in January our achievement against the goals for the performance share cycle that just ended. That achievement determines the payout of the performance shares and the shares are paid out to current executives in two annual installments. Because we did not have reliable financial data for years within the award cycles, the Compensation Committee and the Board decided to postpone the determination of the amount of the awards under the performance share program for the three-year performance share cycles that ended in 2004 and 2005 and to postpone payment of the second installment of shares for the three-year performance share cycle that ended in 2003, the first installment of which was paid in January 2004. In the future, the Compensation Committee and the Board of Directors will review the performance share program and determine the appropriate approach for settling our obligations with respect to the existing unpaid performance share cycles.

(6)	“All Other Compensation” for each covered executive in 2005 includes a $6,300 employer matching contribution under the Retirement Savings Plan for Employees and premiums of $1,200 paid on behalf of each covered executive in 2005 for excess liability insurance coverage. “All Other Compensation” for 2005 also includes premiums paid on behalf of each covered executive for universal life insurance coverage in the following amounts: Mr. Mudd — $58,650; Mr. Levin — $31,715; Mr. Williams — $23,304; Mr. Niculescu — $18,101; and Mr. Lund — $10,848.

(7)	Mr. Lund began serving as an executive officer in 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows the aggregate number of shares underlying options exercised in 2005 and the value as of December 31, 2005 of outstanding in-the-money options, whether or not exercisable.

Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares		at December 31, 2005	at December 31, 2005
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized(1) ($)	Unexercisable(#)	Unexercisable(2)($)

Daniel Mudd	—	$—	476,385/120,771	$0/$0
Robert Levin	53,520	1,026,514	373,852/111,683	287,548/0
Michael Williams	25,800	521,547	212,757/87,328	124,748/0
Peter Niculescu	—	—	125,166/67,178	0/0
Thomas Lund	—	—	75,116/25,842	20,807/0

(1)	“Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive when he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

(2)	“Value of Unexercised In-the-Money Options” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options at the end of 2005 multiplied by the difference between the exercise price for the grant and the December 30, 2005 closing price per share of Fannie Mae common stock of $48.81, excluding grants for which the exercise price equaled or exceeded $48.81. As of November 30, 2006, the closing price per share of Fannie Mae common stock was $57.03.

Retirement Plans

Our Form 10-K filed with the SEC shortly prior to this Form 8-K includes information about our retirement plans, including information about our executives’ potential benefits under those plans as of December 31, 2004. The information below has been revised to be as of December 31, 2005 where appropriate.

Fannie Mae Retirement Plan

The Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law, which we refer to as the Retirement Plan, provides benefits for those eligible employees who are not covered by the federal Civil Service retirement law. Normal retirement benefits are computed on a single life basis using a formula based on final average annual earnings and years of credited service. Participants are fully vested when they complete five years of credited service. Since 1989, provisions of the Internal Revenue Code of 1986, as amended, have limited the amount of annual compensation that may be used for calculating pension benefits and the annual benefit that may be paid. For 2005, the statutory compensation and benefit caps were $210,000 and $170,000, respectively. Before 1989, some employees accrued benefits based on higher income levels. For employees who retire before age 65, benefits are reduced by stated percentages for each year that they are younger than 65.

The covered executives had approximately the following years of credited service as of December 31, 2005: Mr. Levin, 25 years; Mr. Mudd, 6 years; Mr. Williams, 15 years; Mr. Niculescu, 7 years; Mr. Lund, 11 years.

Because the Retirement Plan is coordinated with Social Security Covered Compensation as defined in Internal Revenue Service regulations, the benefits under the Retirement Plan are not subject to deductions for social security benefits or other offset amounts.

Supplemental Pension Plans

We adopted the Supplemental Pension Plan to provide supplemental retirement benefits to employees who do not participate in or are not fully vested in the Executive Pension Plan and whose salary exceeds the statutory compensation cap applicable to the Retirement Plan or whose benefit under the Retirement Plan is limited by the statutory benefit cap applicable to the Retirement Plan. Separately, we adopted the 2003 Supplemental Pension Plan to provide additional benefits to our officers based on the annual cash bonuses received by our officers. For purposes of determining benefits under the 2003 Supplemental Pension Plan, the amount of an officer’s annual cash bonus taken into account is limited to 50% of the officer’s salary.

The benefits under the Fannie Mae supplemental pension plans are not subject to deductions for social security benefits or other offset amounts.

The following table shows the estimated annual benefits that would have been payable under the Retirement Plan and, if applicable, the supplemental pension plans to an employee who did not participate in or was not fully vested in the Executive Pension Plan and who turned 65 and retired on January 1, 2006, using years of service accrued through January 1, 2006.

Fannie Mae Retirement Plan and Supplemental Pension Plans

Final Average	Estimated Annual Pension for Representative Years of Service
Annual Earnings	10	15	20	25	30	35

$ 50,000	$7,559	$11,339	$15,734	$20,539	$25,344	$30,149
100,000	17,559	26,339	35,734	45,539	55,344	65,149
150,000	27,559	41,339	55,734	70,539	85,344	100,149
200,000	37,559	56,339	75,734	95,539	115,344	135,149
250,000	47,559	71,339	95,734	120,539	145,344	170,149
300,000	57,559	86,339	115,734	145,539	175,344	205,149
350,000	67,559	101,339	135,734	170,539	205,344	240,149
400,000	77,559	116,339	155,734	195,539	235,344	275,149
450,000	87,559	131,339	175,734	220,539	265,344	310,149
500,000	97,559	146,339	195,734	245,539	295,344	345,149
550,000	107,559	161,339	215,734	270,539	325,344	380,149
600,000	117,559	176,339	235,734	295,539	355,344	415,149
650,000	127,559	191,339	255,734	320,539	385,344	450,149
700,000	137,559	206,339	275,734	345,539	415,344	485,149
1,387,400	275,039	412,559	550,694	689,239	827,784	966,329

Executive Pension Plan

We adopted the Executive Pension Plan to supplement the benefits payable to key officers under the Retirement Plan. The Compensation Committee selects the participants in the Executive Pension Plan. Active participants in the Executive Pension Plan are Executive Vice Presidents. The Board of Directors sets their pension goal, which is part of the formula that determines the pension benefits for each participant. Mr. Mudd is also an active participant in the Executive Pension Plan. His pension goal was approved by the independent members of the Board of Directors. Payments are reduced by any amounts payable under the Retirement Plan and any amounts payable under the Civil Service retirement system attributable to our contributions for service with it.

Participants’ pension benefits generally range from 30% to 60% of the average total compensation for the 36 consecutive months of the participant’s last 120 months of employment when total compensation was the highest. Total compensation generally is a participant’s average annual base salary, including deferred compensation, plus the participant’s other taxable compensation (excluding income or gain in connection with the exercise of stock options) earned for the relevant year, in an amount up to 50% of annual base salary for that year. However, under his current employment agreement, Mr. Mudd’s total compensation for a given year includes other taxable compensation up to 100%, not 50%, of his annual base salary for that year.

Participants who retire before age 60 generally receive a reduced benefit. Participants typically vest fully in their pension benefit after ten years of service as a participant in the Executive Pension Plan, with partial vesting usually beginning after five years. The benefit payment typically is a monthly amount equal to 1/12th of the participant’s annual retirement benefit payable during the lives of the participant and the participant’s surviving spouse. If a participant dies before receiving benefits under the Executive Pension Plan, generally his or her surviving spouse will be entitled to a death benefit that begins when the spouse reaches age 55, based on the participant’s pension benefit at the date of death.

Estimated Annual Pension Benefits

Estimated annual benefits payable under our combined plans upon retirement for each of the covered executives, assuming full vesting at age 60 and that our corporate performance caused Mr. Mudd’s non-salary taxable compensation to equal or exceed 100% of his annual base salary and other participants’ non-salary taxable compensation to equal or exceed 50% of annual base salary, were as follows as of December 31, 2005: Mr. Mudd (50% pension benefit), $950,000; Mr. Levin (40% pension benefit), $450,000; Mr. Williams (40% pension benefit), $390,000; Mr. Niculescu (40% pension benefit), $310,034; Mr. Lund (40% pension benefit), $283,200.

Employment Arrangements

The employment contracts, termination of employment and change-in-control arrangements that are currently in place for our covered executives are described below. Each of these agreements is discussed in our Form 10-K for 2004.

Severance Program

On March 10, 2005, our Board of Directors approved a severance program that provides guidelines regarding the severance benefits that management level employees, including executive officers, may receive if their employment with us is terminated as a result of corporate restructuring, reorganization, consolidation, staff reduction, or other similar circumstances, and only where there are no performance related issues, and the termination has not been for cause. The program, which we described in a Form 8-K filed with the SEC on March 11, 2005, is scheduled to expire on December 31, 2006 and will be replaced with a program that will not apply to our executive officers. Eligible participants in the program receive a severance payment of one year’s salary plus two to four weeks’ salary (three to four weeks’ salary in the case of executive officers) for each year of service with us up to a maximum of one and a half years’ salary. Participants terminated after the first quarter of the fiscal year receive a pro rata payout of their annual cash incentive award target for that year, adjusted for corporate performance. Consistent with the terms of our stock compensation plans, the vesting of options scheduled to vest within 12 months of termination is accelerated and the post-termination exercise period of options is extended to the earlier of the option expiration date or 12 months following the termination of employment. Restricted stock and restricted stock unit awards granted under the Stock Compensation Plan of 2003 and vesting within 12 months of termination are subject to accelerated vesting, and unpaid performance shares for completed cycles are paid out. As provided under the terms of our stock compensation plans, participants in the severance program who have attained a certain age and service will receive additional accelerated vesting of their restricted stock and restricted stock units and options, in addition to the full option exercise period. Participants are required to execute a separation agreement to receive these benefits containing, where permitted, a one-year non-compete clause. The program also provides for outplacement services and continued access to our medical and dental plans for up to five years, with the first 18 months’ premiums to remain at a level no higher than they would be if the participant were still an active employee. Employee eligibility for the program is determined by the Chairman of the Board, our highest ranking officer, or a designee of either. In addition, OFHEO’s approval must be received prior to the program being offered to any OFHEO-designated executive officer.

Employment Agreement with Daniel Mudd, President and Chief Executive Officer

On November 15, 2005, we entered into a new employment agreement with Mr. Mudd, effective June 1, 2005 when he was appointed our President and Chief Executive Officer. We described this agreement in a Form 8-K filed on November 15, 2005. The major terms of the agreement are as follows:

•	Employment Term. Through December 31, 2009.

•	Base Salary. Mr. Mudd’s annual base salary will be no lower than $950,000. This base salary is subject to periodic review and possible increases, but not decreases, by the Board of Directors. Compensation arrangements for Mr. Mudd are determined annually by the Board of Directors (excluding Mr. Mudd and any other non-independent members of the Board) upon the recommendation of the Compensation Committee of the Board of Directors. Mr. Mudd’s annual salary from June 1, 2005 was $950,000 and his 2006 salary remains the same.

•	Annual Bonus. The amount of any cash bonus Mr. Mudd receives may be less than, equal to, or greater than his target amount, depending on corporate and individual performance, and subject to prior approval from OFHEO while the company is subject to its capital restoration plan. Mr. Mudd’s annual cash bonus target award from June 1, 2005 was 275% of his base salary, and his bonus target award for 2006 remains the same.

•	Executive Pension Plan. Mr. Mudd is entitled to participate in our Executive Pension Plan and our Supplemental Pension Plans described above. The Executive Pension Plan supplements the benefits payable to key officers under the Fannie Mae Retirement Plan. Mr. Mudd’s employment agreement provides that his pension goal will be at least 50% of the average total compensation for the 36 consecutive months of his last 120 months of employment when total compensation was the highest. Mr. Mudd’s pension goal is currently set at 50%. Mr. Mudd’s total compensation for a given year includes other taxable compensation up to 100%, not 50%, of his annual base salary for that year. If he retires before reaching age 60, his pension goal will be reduced by 3 percentage points, rather than the 2 percentage points reduction generally applicable to participants in the plan, for each year in which he receives benefits prior to age 60. In addition, if his benefit payment is in the form of a joint and 100% survivor annuity, it will be actuarially reduced to reflect the joint life expectancy of Mr. Mudd and his spouse.

•	Equity and Incentive Awards. During the employment term, Mr. Mudd is eligible to be considered for awards under our stock option, restricted stock, annual incentive and performance share programs, all in accordance with our compensation philosophy and programs that are in effect from time to time. Under our capital restoration plan, we must obtain the approval of OFHEO prior to providing Mr. Mudd with any non-salary compensation awards.

•	Life Insurance. During the employment term, Mr. Mudd is eligible to receive life insurance benefits in accordance with our life insurance policies and programs that are in effect from time to time.

•	Fringe Benefits. Mr. Mudd is eligible to receive certain fringe benefits in accordance with our policies, including legal expenses incurred in negotiating his employment agreement and reimbursement for a complete annual physical examination. He is also eligible to participate generally in company benefit programs that are from time to time in effect and in which our other senior officers generally are entitled to participate.

•	Clawback. Mr. Mudd’s bonus and other incentive-based or equity-based compensation will be subject to reimbursement to us if required by Section 304 of the Sarbanes-Oxley Act of 2002 or provisions of our compensation plans and arrangements, notwithstanding any provisions of the agreement to the contrary.

Mr. Mudd’s employment agreement provides for certain benefits upon the termination of his employment with us depending on the reason for his termination:

•	Termination without Cause, for Good Reason or upon expiration of the agreement. Mr. Mudd’s employment agreement provides that if we terminate him without “Cause,” or if Mr. Mudd terminates his employment for any of the specified “Good Reason” events described below, or if Mr. Mudd’s employment is terminated due to the expiration of the agreement term on December 31, 2009, he would be entitled to receive his accrued but unpaid base salary, base salary for the period through the second anniversary of the termination of his employment (subject to offset for income from other employment or self-employment, other than board service), all amounts payable (but unpaid) under our annual incentive plan with respect to any year ended on or prior to the date of termination of his employment, a prorated annual incentive plan payment for the year of termination, all amounts payable (but unpaid) under any performance share award with respect to a performance cycle that had ended as of the date of termination of his employment, a prorated performance share program payment for any performance cycle as to which at least 18 months had elapsed as of the date of termination, full vesting of any unvested restricted stock and stock options, for his stock options granted on or after the date of the employment agreement an exercise period of three years (or if earlier, until the expiration date of the stock options), and, only in the cases of termination by us without “Cause” and termination by Mr. Mudd for a “Good Reason,” medical and dental coverage for Mr. Mudd and his spouse and coverage for his dependents (so long as they remain his dependents or, if later, until they reach the age of 21), at no cost to Mr. Mudd, until the earlier of the second anniversary of the termination of his employment and the date on which Mr. Mudd obtains comparable coverage through another employer.

•	Termination due to serious illness or disability. With the exception of the continued medical and dental coverage, the same benefits described above would be payable in the event Mr. Mudd’s employment were to terminate by reason of serious illness or disability, subject to an offset against salary continuation for any employer-provided disability benefits.

•	Termination due to acceptance of senior position in U.S. federal government. If Mr. Mudd terminates his employment by reason of his acceptance of an appointment to a senior position in the U.S. federal government, he will receive his accrued but unpaid base salary, all amounts payable (but unpaid) under our annual incentive plan with respect to any year ended on or prior to the date of termination of his employment, a prorated annual incentive plan payment for the year of termination, all amounts payable (but unpaid) under any performance share award with respect to a performance cycle that had ended as of the date of termination of his employment, a prorated performance share program payment for any performance cycle as to which at least 18 months had elapsed as of the date of termination, and full vesting of any unvested restricted stock.

•	Termination due to death. In the event of Mr. Mudd’s death during the employment term, his estate or beneficiary, as applicable, would be entitled to his accrued but unpaid base salary, all amounts payable (but unpaid) under the annual incentive plan for any year ended on or prior to his death, a prorated annual incentive plan payment for the year of death, all amounts payable (but unpaid) under any performance share award with respect to a performance cycle that had ended on or prior to the date of death, a prorated performance share program payment for any performance cycle as to which at least 18 months had elapsed prior to the date of death, full vesting of any unvested restricted stock and stock options, and for his stock options granted on or after the date of the employment agreement an exercise period of three years (or if earlier, until the expiration date of the stock options).

•	Termination due to retirement. In the event Mr. Mudd retires at or after age 65, or at an earlier age in certain situations, he would be entitled to receive his accrued but unpaid base salary, all amounts payable (but unpaid) under any performance share award with respect to a performance cycle that had ended as of the date of his retirement, a prorated performance share program payment for any performance cycle as to which at least 18 months had elapsed as of the date of his retirement, full vesting of any unvested stock options, for his stock options granted on or after the date of the employment agreement an exercise period of three years (or if earlier, until the expiration date of the stock options), and, in the case of retirement at or after age 65, full vesting of any unvested restricted stock and, in the case of retirement at an earlier age, the Board may, in its discretion, fully vest any unvested restricted stock.

•	Voluntary termination and termination for Cause. If Mr. Mudd is terminated for “Cause” or if Mr. Mudd terminates his employment voluntarily (other than a voluntary termination with “Good Reason” as defined in his agreement or a voluntary termination to accept an appointment to a senior position in the U.S. federal government), he would be entitled only to accrued but unpaid base salary plus such vested benefits or awards, if any, which have vested prior to such date; provided, however, that if he is terminated for “Cause,” he would not be entitled to any amounts payable (but unpaid) of any bonus or under any performance share award with respect to a performance cycle if the reason for such termination for “Cause” is substantially related to the earning of such bonus or to the performance over the performance cycle upon which the payment was based.

Mr. Mudd’s employment agreement defines “Good Reason” as any of the following circumstances that remains uncured after 30 days notice: (a) a material reduction of his authority or a material change in his functions, duties or responsibilities that in any material way would cause his position to become less important, (b) a reduction in his base salary, (c) a requirement that he report to anyone other than the Chairman of the Board of Directors, (d) a requirement that he relocate his office outside of the Washington, D.C. area, or (e) our breach of any material obligation we have under the agreement. Under the agreement, we would have “Cause” if Mr. Mudd (A) materially harmed us by, in connection with his service under his employment agreement, engaging in dishonest or fraudulent actions or willful misconduct, or performing his duties in a grossly negligent manner, or (B) were convicted of, or pleaded nolo contendere with respect to, a felony. The agreement further provides that no act or failure to act will be considered “willful” unless it is done, or omitted to be done, in bad faith or without reasonable belief that the action or omission was in our best interests.

Mr. Mudd’s employment agreement also obligates him not to compete with us in the United States, solicit any officer or employee of ours or our affiliates to terminate his or her relationship with us or to engage in prohibited competition, or to assist others to engage in activities in which Mr. Mudd would be prohibited from engaging, in each case for two years following termination. Mr. Mudd’s employment agreement provides us with the right to seek and obtain injunctive relief from a court of competent jurisdiction to restrain Mr. Mudd from any actual or threatened breach of the obligations described in the preceding sentence. Disputes arising under the employment agreement are to be resolved through arbitration, and we bear Mr. Mudd’s legal expenses unless he does not prevail.

Agreement with Robert Levin, Executive Vice President and Chief Business Officer

We have a letter agreement with Mr. Levin, dated June 19, 1990. That agreement provides that if he is terminated for reasons other than for “cause,” he will continue to receive his base salary for a period of 12 months from the date of termination and will continue to be covered by our life, medical, and long-term disability insurance plans for a 12-month period, or until re-employment that provides certain coverage for benefits, whichever occurs first. For the purpose of this agreement, “cause” means a termination based upon reasonable evidence that Mr. Levin has breached his duties as an officer by engaging in dishonest or fraudulent actions or willful misconduct. Any disability benefits that he receives during the 12-month period will reduce the amount otherwise payable by us, but only to the extent the benefits are attributable to payments made by us. A description of this letter agreement was included in a Form 8-K we filed on December 27, 2004.

Separation Agreement with Ann Kappler, Former Executive Vice President and General Counsel

On August 23, 2005, we entered into a separation agreement with Ann Kappler, our former Executive Vice President and General Counsel. Under the separation agreement and upon her separation from Fannie Mae on January 3, 2006, Ms. Kappler received accelerated vesting of all unvested options she held, options to purchase a total of 44,286 shares of our common stock at prices ranging from $69.43 to $78.315 per share. In addition, the exercise period of all 130,281 options held by Ms. Kappler at prices ranging from $62.50 to

$80.95 per share was extended to the option expiration dates, which range from January 2009 to January 2014. Ms. Kappler also received accelerated vesting of all 32,813 shares of unvested restricted stock she held. The remaining terms of Ms. Kappler’s separation agreement were generally in accordance with the provisions of our severance program for management level employees discussed under “Employment Arrangements — Severance Program.”

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and officers file with the SEC reports on their ownership of our stock and on changes in their stock ownership. Based on a review of forms filed during 2005 or with respect to 2005 and on written representations from our directors and officers, we believe that all of our directors and officers filed all required reports and reported all transactions reportable during 2005 except that Mr. Williams did not timely report a transfer of shares held by his wife into their joint account.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of common stock that may be issued under our existing equity compensation plans.

(As of December 31, 2005)

Number of Securities
	Number of				Remaining Available
	Securities to be				for Future Issuance
	Issued upon				Under Equity
	Exercise of		Weighted-Average		Compensation Plans
	Outstanding		Exercise Price of		(Excluding Securities
	Options, Warrants		Outstanding Options,		Reflected in First
Plan Category	and Rights(#)		Warrants and Rights($)		Column)(#)

Equity compensation plans approved by stockholders	24,452,480	(1)	$68.93	(2)	45,962,333	(3)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A

Total	24,452,480		$68.93		45,962,333

(1)	This amount includes outstanding stock options; restricted stock units; the maximum number of shares issuable to eligible employees pursuant to our stock-based performance award; shares issuable upon the payout of deferred stock balances; the maximum number of shares that may be issued pursuant to performance share awards that have been made to members of senior management but for which no determination has yet been made regarding the final number of shares payable; and the maximum number of shares that may be issued pursuant to performance share awards that have been made to members of senior management for which a payout determination has been made but for which the shares were not paid out as of December 31, 2005. Performance share awards entitle the recipient to receive shares of common stock based upon and subject to our meeting corporate performance objectives over three-year periods. Outstanding awards, options and rights include grants under the Fannie Mae Stock Compensation Plan of 1993, the Stock Compensation Plan of 2003, and the payout of shares deferred upon the settlement of awards made under the 1993 plan and a prior plan.

(2)	The weighted average exercise price is calculated for the outstanding options and does not take into account restricted stock units, stock-based performance awards, deferred shares or the performance shares described in footnote (1).

(3)	This number of shares consists of 11,960,258 shares available under the 1985 Employee Stock Purchase Plan and 34,002,075 shares available under the Stock Compensation Plan of 2003 that may be issued as restricted stock, stock bonuses, stock options, or in settlement of restricted stock units, performance share awards, stock appreciation rights or other stock-based awards. No more than 1,682,431 of the shares issuable under the Stock Compensation Plan of 2003 may be issued as restricted stock or restricted stock units vesting in full in fewer than three years, performance shares with a performance period of less than one year, or bonus shares subject to similar vesting provisions or performance periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Beth A. Wilkinson
Beth A. Wilkinson
Executive Vice President and General Counsel

Date: December 6, 2006